UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 2.6

EXHIBIT 2.7

EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2016, Smith Micro Software, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) to acquire all of the outstanding shares of iMobileMagic – Mobile Experiences, LDA (“IMM”), a Portuguese limited liability company. The acquisition was consummated concurrently with the execution of the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price consisting of (i) €500,000 in cash, plus €20,238 in cash corresponding to the difference between cash and debt not acquired in the acquisition as of June 30, 2016, (ii) €500,000 in value of the Company’s common stock, totaling 814,339 shares of common stock (the “Initial Shares”), and (iii) €1,000,000 in value of the Company’s common stock, totaling 1,628,676 shares of common stock (the “Escrow Shares”), to be held in escrow pursuant to an Escrow Agreement executed with the selling shareholders and Computershare Trust Company, N.A., as escrow agent.

The Escrow Shares may be repurchased by the Company for a period of two years at their original value of €1,000,000 (less the value of any Escrow Shares which may have been delivered to the Company as indemnity payment up to a maximum amount of €100,000) plus interest at an interest rate of 10% per annum.

The Company has agreed to register the Initial Shares and Escrow Shares for resale with the Securities and Exchange Commission pursuant to customary registration rights. The Purchase Agreement and Escrow Agreement also contain customary representations, warranties, covenants and indemnities by the parties.

The foregoing description of the Purchase Agreement and Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements attached as Exhibits 2.6 and 2.7, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company issued an aggregate of 2,443,015 shares of its common stock to the selling shareholders of IMM. Such shares were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or the private offering safe harbor provisions of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S of the Securities Act, based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the sellers, including with respect to their status as an accredited investor, (iv) the provision of appropriate disclosure, (v) the status of the sellers as non-U.S. persons, and (vi) the placement of restrictive legends on the certificates or book-entry notations reflecting the securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.6	Share Purchase Agreement, dated July 19, 2016, by and between Smith Micro Software, Inc. and the selling shareholders of iMobileMagic– Mobile Experiences, LDA. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K, a copy which will be furnished supplementally to the Securities and Exchange Commission upon request.

2.7	Escrow Agreement, dated July 19, 2016, by and among Smith Micro Software, Inc., Computershare Trust Company, N.A., and the selling shareholders of iMobileMagic– Mobile Experiences, LDA named in Exhibit A thereto.

99.1	Press release dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: July 25, 2016	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer